 EXHIBIT 10.51

STEM CELL CAYMAN LTD.

MARCH 30, 2012

PROMISSORY NOTE

DUE MARCH 30, 2013

STEM CELL CAYMAN LTD., a Cayman Islands corporation (the “Company”), for value received, hereby promises to pay to WESTBURY (BERMUDA) LTD. or order (the “Holder”) on March 30, 2013 (the “Maturity Date’) at the offices of the Company, c/o Campbells, 4th Floor, Scotia Centre, Albert Panton Street, George Town, Grand Cayman, Cayman Islands, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND ($1,500,000) DOLLARS and to pay interest on said principal sum at the rate of fifteen percent (15%) per annum through the Maturity Date. Interest on the principal balance of this Promissory Note (“Note”) from the date hereof shall be payable on the first day of each month commencing on May 1, 2012 and on the Maturity Date.

1.           Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2.           Right to Accelerate. In the event that BioRestorative Therapies, Inc., a Nevada corporation and parent of the Company, receives net proceeds of at least $5,000,000 from an equity or debt financing, then, on or after the six (6) month anniversary of the date hereof, the Holder shall have the right, upon written notice to the Company, to accelerate the Maturity Date to the date thereof and demand that the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, be forthwith due and payable whereupon the same shall become forthwith due and payable.

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3.           Events of Default. If the Company shall (i) fail to make any payment due hereunder and such failure shall continue unremedied for a period of fifteen (15) days following receipt of written notice thereof from the Holder; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (vii) apply for or consent to the appointment of a receiver, trustee or liquidator for all or substantially all of its assets; or (viii) have an involuntary case commenced against it under any bankruptcy law, which case is not dismissed or stayed within sixty (60) days (each an “Event of Default”), then, at any time thereafter and unless such Event of Default shall have been cured or shall have been waived in writing by the Holder, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

4.           Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the Cayman Islands, excluding choice of law rules thereof.

5.           Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Holder:

Victoria Hall

11 Victoria Street

PO Box HM 1065

Hamilton HM EX

Bermuda

If to the Company:

c/o Campbells

4th Floor, Scotia Centre

Albert Panton Street

George Town, Grand Cayman

Cayman Islands

Attn: John Wolf

Facsimile No.: (345) 949-8613

With a copy to

c/o Campbells

4th Floor, Scotia Centre

Albert Panton Street

George Town, Grand Cayman

Cayman Islands

Attn: John Wolf

Facsimile No.: (345) 949-8613

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or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section 5.

6.          Miscellaneous. This Note evidences the entire obligation of the Company with respect to the repayment of the principal amount hereof and the other matters provided for herein. No provision of this Note may be modified except by an instrument in writing signed by the Company and the Holder. Payment of interest due under this Note prior to the Maturity Date shall be made to the registered Holder of this Note. Payment of principal and interest due upon maturity shall be made to the registered Holder of this Note on or after the Maturity Date contemporaneous with and upon presentation of this Note for payment. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date and its presentation for payment.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

STEM CELL CAYMAN LTD.

By:

STEM CELL CAYMAN LTD.

PROMISSORY NOTE

DUE MARCH 30, 2013

NOTE ASSIGNMENT FORM

FOR VALUE RECEIVED

The undersigned _____________________________ (please print or typewrite name of assignor) hereby sells, assigns and transfers unto

(please print or typewrite name, address and social security or taxpayer identification number, if any, of assignee) the within Promissory Note of Stem Cell Cayman Ltd., dated March 30, 2012, in the original principal amount of $1,500,000 and hereby authorizes the Company to transfer this Note on its books.

If the Holder is an individual:

Name(s) of Holder	Name of Holder

By:
Signature of Holder	Signature of Authorized Representative

Signature, if jointly held	Name and Title of Authorized
Representative

Date	Date

(Signature(s) guaranteed)